CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN DELETED, AS MARKED BY "Xs", AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                               PRODUCT DESIGN AND
                              DEVELOPMENT AGREEMENT


This Hardware Development Agreement (the "Agreement") is entered into as of March 19, 1996 (the "Effective Date"), by and between TRUEVISION, INC. a Delaware corporation having its principal place of business at 2500 Walsh Avenue, Santa Clara, CA 95051, ("Truevision") and MATSUSHITA ELECTRIC INDUSTRIAL CO. LTD. / VIDEO SYSTEMS DIVISION, having offices at 2-15 Matsuba-cho, Kadoma, Osaka 571 Japan ("MEI/VSD").

                                  RECITALS

MEI/VSD desires to have Truevision design and develop a video graphics capture and processing card for professional use based on Truevision's DVR Architecture that incorporates MEI/VSD's DVCPro Codec and MEI/VSD's interface strategy and related materials for ultimate sale to MEI/VSD on an OEM basis.

Truevision desires to design and develop such a product and to make such product available to MEI/VSD and to third parties, upon the terms and conditions set forth herein, and in an OEM Agreement to be negotiated between MEI/VSD and Truevision prior to the time of production purchases.

In consideration of the mutual promises contained herein, MEI/VSD and Truevision agree as follows:


                                 AGREEMENT

1.    DEFINITIONS

1.1 "Product" means the various Video Graphics Cards, Developer Kit, and related materials, as more fully described in the Specification.

1.2 "Derivative Products" means those Video Graphics Cards, Developer Kits, and related materials, the design of which is based in whole or in part on the Product.

1.3 "Specification" means the technical and design specification for the Product set forth in Exhibit A.

1.4 "Deliverables" means testable EVT (Engineering Validation Test) Units, DVT (Design Validation Test) Units, PVT (Production Validation Test) Units and Documentation of the Products, as more fully described in Exhibit D.


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1.5   "Documentation" means that specified in Exhibit D.

1.6 "Services" means: the design and development of the Product and the fabrication and assembly of the Deliverables.

1.7 "Development and Payment Schedule" means the time for the parties' performance under this Agreement, as set forth in Exhibit C.

1.8 "Errors" means: (i) defects in the Deliverables which cause them not to operate in conformance with the Specification, and, (ii) defects in the Documentation which render it inaccurate, erroneous or otherwise unreliable.

1.9 "Process Technology" means all ideas, inventions, creations, works, designs, methods, and processes regarding designing, structuring, testing or producing products generally and all documentation associated therewith, which are copyrightable, registrable as a mask work, protectable as a trade secret, or otherwise protectable as an intellectual property right, excepting patented technology.

1.10 "Product Technology" means all ideas, inventions, creations, works, designs, and methods incorporated in the design or function of the Product and all documentation associated therewith, which are copyrightable, registrable as a maskwork, protectable as a trade secret, or otherwise protectable as an intellectual property right, excepting patented technology.

1.11 "MEI/VSD Technology" means all MEI/VSD proprietary Process Technology and Product Technology provided to Truevision by MEI/VSD, whether in the form of pre-existing MEI/VSD technology, or technology developed by MEI/VSD and provided to Truevision during the course of development of the Product and any derivatives of such technology (i.e. based upon or an extension of any existing MEI/VSD Technology) that Truevision or its subcontractors create during the work performed under this Agreement including, without limitation, derivatives of the MEI/VSD Software set forth in Exhibit H. Title to all MEI/VSD Technology will be vested in MEI/VSD; however, Truevision will have rights to the MEI/VSD Process Technology as specified in Section 5.4.

1.12 "Truevision Process Technology" means all proprietary Process Technology of Truevision or its subcontractors utilized by Truevision in development and production of the Product, whether in the form of pre-existing proprietary technology or technology concurrently or subsequently developed by Truevision and/or its subcontractors in the course of this development and/or any other


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      development efforts unrelated to the Services being performed hereunder.
      Title to Truevision Process Technology shall remain vested in Truevision or its subcontractors.

1.13 "Truevision Product Technology" means all proprietary Product Technology provided by Truevision for incorporation into the design of the Product, whether in the form of pre-existing proprietary technology or technology concurrently or subsequently developed by Truevision and/or its subcontractors in the course of this development, and/or any other development efforts unrelated to the Services being performed hereunder. Title to Truevision Product Technology shall remain vested in Truevision.

1.14 "Developer's Kit" means the complete instructions and software tools for use by third party developers of software for the Product, as more fully described in Exhibit E.


2.    SCOPE OF WORK

2.1   SERVICES

          (a)  PURCHASE ORDERS.    MEI/VSD agrees to issue purchase orders to
      Truevision for the Services in accordance with the Development and Payment Schedule. On the terms and conditions set forth in this Agreement, Truevision agrees to perform the Services for which MEI/VSD has issued purchase orders in accordance with the Development and Payment Schedule. Truevision will be responsible for obtaining all the technology, labor, material, tooling and facilities necessary for the completion of the Services.

          (b)  SUPPORT.  In support of the Services, MEI/VSD shall pursuant to
      Section 5 provide Truevision with access to pre-existing MEI/VSD Technology as reasonably required by Truevision for the completion of the Services. Additionally, MEI/VSD shall provide to Truevision the equipment set forth in Exhibit B. All equipment loaned to Truevision by MEI/VSD shall remain the property of MEI/VSD and at the conclusion of the development or upon termination of this Agreement, such equipment shall be returned to MEI/VSD in its original condition, normal wear and tear excepted. Truevision shall reimburse MEI/VSD for any lost, stolen or \ damaged loaned equipment.

          (c) THIRD PARTY DEVELOPERS. Truevision agrees to assist third party software developers who are interested in providing application software for use in connection with the Products, in making such developers' software supportive of


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

      the Products. Truevision will give priority support to MCI/AVSD, an MEI/VSD affiliated company with respect to the adaptation of POSTBOX software to the Products.

2.2   PROGRESS REPORTS    Truevision shall provide MEI/VSD with written progress
      reports, as requested by MEI/VSD, starting one week after the Effective Date and ending on the date of MEI/VSD'S final acceptance of all Deliverables. Each report shall indicate:

               (a)  the status of progress to current scheduled milestone;

               (b)  a short description of problems in meeting such milestone;

               (c)  a proposed recovery method to meet next milestone if needed;

               (d)  the probability of meeting next milestone;

               (e) any changes in truevision's estimate of recurring manufacturing costs for the product; and

               (f) any other information related to the services reasonably requested by MEI/VSD.

2.3.  AGENCY APPROVALS.   Truevision shall, at no additional cost to MEI/VSD,
      obtain any agency approvals or certifications required in the Specification.

2.4   REPORT REQUIREMENTS.     Truevision shall provide copies of the product
      safety reports and licenses required in the Specification to MEI/VSD as soon as practical after completion of each report or the issuance of each license by each agency. MEI/VSD may request updated copies of the Reports/Licenses from time to time.

2.5   DERIVATIVE PRODUCTS.

          (a)  TRUEVISION OBLIGATION.   For a period of Two (2) years from the
      completion of the development of the Product, should MEI/VSD so request, Truevision will develop Derivative Products. Truevision will develop Derivative Products that are minor variations of the Product at a cost not to exceed its reasonable costs of labor and materials and out of pocket expenses, without provision for the opportunity cost of engineering time expended. Derivative Produces that are major variations of the Product shall be quoted with costs to include the opportunity cost of engineering time required. The parties shall decide


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

      through good faith discussion the status of proposed Derivative Products as a minor or major variation of the Product.

          (b)  TRUEVISION RIGHT.   Truevision has the right to manufacture
      Derivative Products for its own benefit for sale or other transfer to third parties hereunder without the request or approval of MEI/VSD; provided that Truevision will bear all costs therefor.

2.6 NEW PRODUCTS. Should MEI/VSD so request, the parties agree to negotiate in good faith to include new products under this Agreement or to enter into separate development agreements; provided that the parties agree that the development of such product would be to their mutual benefit.

2.7 SUSTAINING DEVELOPMENT. Both parties acknowledge their obligations to the other party regarding sustaining engineering of the Product. For a period of Two (2) years from the date of first production shipment of the Product, both parties will make available to the other party any improvements to the Product Technology of that party for incorporation into the Product. Truevision agrees to conduct a reasonable amount of sustaining engineering on the Product as necessary to maintain its competitiveness.








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

3.    DESIGN REVIEW AND SPECIFICATION CHANGES

3.1 DESIGN REVIEW MEI/VSD is entitled to conduct periodic reviews to ensure its satisfaction with the Services. Upon reasonable notice Truevision shall allow MEI/VSD, during Truevision's normal business hours, to visit its places of business for development and manufacturing to discuss and inspect the status of the development of the Product, provided however, that MEI/VSD will not have access to Truevision's confidential and sensitive areas unrelated to the development of the Product.

3.2 CHANGES TO THE SPECIFICATION MEI/VSD is entitled to request modifications in the form of changes or additions to the Specifications at any time during the term of this Agreement. Such requests shall be submitted by MEI/VSD to Truevision in writing. If any such modification of the Specifications increases or decreases the cost or time of performance of the Services or the estimated recurring manufacturing costs for the Product, the parties will negotiate an equitable adjustment to this Agreement. Upon written agreement by MEI/VSD and Truevision as to said adjustment to this Agreement, Truevision will proceed with the implementation of the prescribed changes, and the Specifications and other Exhibits to this Agreement shall be modified accordingly by an amendment to this Agreement executed in writing by both parties.

4.    DELIVERABLES AND DELIVERY; ACCEPTANCE; REJECTION

4.1   DELIVERABLES   Truevision agrees to deliver the Deliverables for which
      MEI/VSD has issued purchase orders, in accordance with the Development and Payment Schedule. Deliverables shall be delivered to the MEI/VSD Project Manager accompanied by a written statement listing the items delivered and stating that they are ready for MEI/VSD'S acceptance testing. Except as otherwise specified in the Development and Payment Schedule, all Deliverables shall be delivered F.O.B. Truevision's facilities in either Indianapolis, Indiana, or Santa Clara, California. Truevision's liability for loss or damage shall cease upon delivery to the F.O.B. Point.

4.2   PROCEDURES.

          (a)  ACCEPTANCE/REJECTION.    MEI/VSD, with the assistance of
          Truevision if requested by MEI/VSD, will examine and test each Deliverable upon delivery to determine whether the Deliverable conforms to the Specifications applicable to such Deliverable. MEI/VSD shall, within the acceptance period for each Deliverable set forth in Exhibit D: (i) accept


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

          the Deliverable and so inform Truevision in writing; or (ii) reject the Deliverable and provide Truevision with a written statement of Errors. Notwithstanding the Development and Payment Schedule, MEI/VSD shall not be obligated to pay for any Deliverable for which MEI/VSD has submitted to Truevision a statement of Errors until Truevision has corrected such Errors to the reasonable satisfaction of MEI/VSD.

4.2       (b)  TRUEVISION RESPONSE.     Within fifteen (15) working days after
          receipt of the statement of errors, Truevision will, as mutually agreed either (i) accept return of the Deliverables and correct the Errors in any Deliverable as set forth in the Statement of Errors,
          (ii) if practical, have Truevision's engineer(s) visit MEI/VSD's premises and correct any such Errors, (iii) deliver new Deliverables without Errors, or (iv) provide MEI/VSD with a schedule and a plan for recovery ("Recovery Plan") providing for the resolution of such Errors. Such schedule and plan shall be subject to the agreement of MEI/VSD.

          (c) OMISSION. If MEI/VSD fails to give a statement of Errors within the specified time, MEI/VSD will be deemed to have accepted the Deliverables.

4.3   FAILURE OF PROCEDURES    If, within a reasonable time Truevision is unable
      to correct the Errors or deliver new Deliverables as provided in Section 4.2(b), or if the parties are unable to agree upon a Recovery Plan or Truevision is unable to carry out such Recovery Plan, MEI/VSD may: (i) terminate this Agreement for cause pursuant to Section 10.3(c) whereupon Truevision shall have no obligation to continue the Services thereafter; or (ii) suspend its performance under this Agreement until the parties can mutually agree on a revised schedule.

4.4 PAYMENT. MEI/VSD will make payments to Truevision in accordance with the Development and Payment Schedule, provided that: (i) MEI/VSD has issued the necessary purchase orders to Truevision, (ii) Truevision has completed the milestones set forth therein; and (iii) MEI/VSD has accepted the Deliverables. Such payments will be due net 30 days from the later of MEI/VSD's acceptance of the Deliverables or MEI/VSD's receipt of Truevision's invoice. MEI/VSD agrees to issue any necessary purchase orders required for payments in a timely manner to allow payments as scheduled in this Agreement.


5.    RIGHTS IN TECHNOLOGY



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

5.1   MEI/VSD'S OWNERSHIP.     Truevision hereby grants and assigns to MEI/VSD,
      without reservation, all worldwide ownership rights, title and interest in and to any MEI/VSD Technology created by Truevision or its subcontractors during development of the Product. Such rights include, but are not limited to, patents, copyrights, trade secret rights, trademark rights, mask work rights, and other proprietary rights throughout the world.







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

5.2 TRUEVISION'S ASSISTANCE. During and subsequent to the term of this Agreement, at MEI/VSD's request, Truevision will document the assignment to MEI/VSD of all rights, title, and interest in any MEI/VSD Technology developed by Truevision or its subcontractors and assist MEI/VSD and its nominees in every proper way to secure, maintain, and defend for MEI/VSD's benefit all copyrights, patents, mask work rights, and other proprietary rights in such MEI/VSD Technology. As part of Truevision's obligations, Truevision will require its employees and subcontractors to assign to MEI/VSD through appropriate assignment of rights agreements any right, title and interest they may have in and to any MEI/VSD Technology. In the event the expenses associated with Truevision's documentation obligations under this Section 5.2 become significant, MEI/VSD and Truevision shall meet and discuss an appropriate way to reduce the expenses to a minimal level, or to reimburse Truevision in some manner for expenses incurred.

5.3   APPORTIONING OF FEES PAID BY MEI/VSD.   Truevision acknowledges that a
      portion of the non-recurring engineering fees to be paid by MEI/VSD under this Agreement is related to Truevision's acquisition of knowledge about the DVCPro Codec and various digital interface methods. The parties agree that, pursuant to a separate OEM Agreement (the "OEM Agreement") for the sale of the Product that the parties will negotiate in good faith, Truevision will pay MEI/VSD an amount equal to such portion of the non-recurring engineering fees if Truevision's sales of products that incorporate DVCPro technology exceed a mutually agreed minimum threshold.

5.4 LICENSING OF MEI/VSD TECHNOLOGY. MEI/VSD hereby grants to Truevision the right to all MEI/VSD Technology for the purpose of development, manufacture, service, sale. use, demonstration, and support of the Product to MEI/VSD and to third parties. To the extent that the parties may later decide that the specific MEI/VSD Technology involves patents owned by MEI/VSD, such patented MEI/VSD Technology will, when identified, be listed in Exhibit G, and Truevision's rights to such patented MEI/VSD Technology will be governed by separate license agreement(s) as provided in Section 5.8

5.5 TRUEVISION'S RIGHT TO PURCHASE COMPONENTS. MEI/VSD will provide Truevision with all MEI/VSD proprietary integrated circuits required for incorporation into the Product or Derivative Products under a separate agreement that the parties will negotiate in good faith. To the extent that MEI/VSD is not able to directly supply such integrated circuits as Truevision requires, however, under certain terms and conditions that the parties will negotiate and agree upon, MEI/VSD will provide authorization to Truevision to purchase such integrated circuits directly from third parties.



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5.6   MEI/VSD'S PURCHASE OF THE PRODUCT. For One (1) year from MEI/VSD's acceptance of the PVT Unit Deliverables, MEI/VSD will have the right to purchase from Truevision such quantities of the Product as MEI/VSD may reasonably require, pursuant to the OEM Agreement. Any such purchases will be made pursuant to the OEM Agreement; provided that MEI/VSD will have no obligation to enter into such an agreement or to make purchases thereunder.






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5.7   MEI/VSD'S RIGHT TO DELIVERABLES.   MEI/VSD shall receive title to the
      Deliverables upon payment to Truevision in accordance with the Development and Payment Schedule, except as otherwise provided in Section 10. MEI/VSD may duplicate and distribute the Documentation for the purpose of MEI/VSD's internal use. Except as otherwise expressly provided herein, nothing contained in this Agreement shall be construed as granting or conferring any rights, licenses or otherwise for any technology incorporated in the Deliverables.

5.8 PATENTED TECHNOLOGY LICENSES. The parties acknowledge that patented technology, that is the property of, or under the control of, MEI/VSD, either existing patents or patents that may be issued in the future, may be required to allow Truevision to perform its obligations and exercise its rights as contemplated hereunder and in the OEM Agreement ("Truevision's Use"). At the time of execution of this Agreement, each party acknowledges that the exact nature or specific patentable technology is unknown. As such patented technology is identified as necessary for Truevision's Use, the parties agree to negotiate in good faith a separate patent license agreement or agreements to allow Truevision's Use.

6.    WARRANTIES AND LIMITATION

6.1 TRUEVISION'S WARRANTIES. Truevision warrants that: (i) all Deliverables delivered to MEI/VSD hereunder will conform, as qualified in Exhibit D, to such portions of the Specifications applicable to each such Deliverable for a period of ninety (90) days after acceptance by MEI/VSD; (ii) in connection with Truevision's performance of the Services, Truevision will not infringe any patent, copyright, trade secret, mask work right, or any other proprietary right of any third party; (iii) Truevision has not previously granted and will not grant any rights in the Product, Truevision Product Technology, or Truevision Process Technology to any third party which grant is inconsistent with the rights granted by Truevision to MEI/VSD herein; and (iv) the Product can be efficiently manufactured by Truevision.

6.2   MEI/VSD'S WARRANTIES.    MEI/VSD warrants that MEI/VSD has not previously
      granted and will not grant any rights in the Product or the MEI/VSD Technology to any third party which grant is inconsistent with the rights granted by MEI/VSD to Truevision herein.

6.3   LIMITATION.    EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 6,
      NO WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY EITHER



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

      PARTY TO THE OTHER PARTY HEREUNDER, AND ALL SUCH WARRANTIES ARE EXPRESSLY EXCLUDED. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR DAMAGES TO THE OTHER PARTY'S BUSINESS REPUTATION.


7.    INDEMNIFICATION AND LIMITATION

7.1 GENERAL. The party obliged to indemnify hereunder, (the "Indemnifying Party") will, at its own expense, indemnify the other party (the "Indemnified Party") and hold the Indemnified Party harmless from any loss, cost, liability or expense (including costs and reasonable fees including attorneys and other professionals) ("Claims"), arising out of any claims that may be instituted against the Indemnified Party including from any alleged infringement of any patents trademarks, copyrights, licenses or trade secrets or other proprietary right provided that:

      (a) such claim is not based upon the combination, operation, or use of the Product, or Derivative Product, with devices, parts, or software not supplied by the Indemnifying Party or its subcontractors,

      (b) such claim or suit would have been avoided but for the combination, operation, or use of the Product, or Derivative Product, with devices, parts, or software not supplied by the Indemnifying Party or its subcontractors,

      (c) the Indemnified Party gives the Indemnifying Party prompt notice in writing of the Claim and permits the Indemnifying Party, through counsel of its choice, to answer the charge of infringement and defend the Claim, and

      (d) the Indemnified Party gives the Indemnifying Party all necessary information, assistance and authority, to enable the Indemnifying Party to defend the Claim.

      The Indemnifying Party will pay such award, but will not be responsible for any settlement made without its written permission.

7.2   MEI/VSD'S OBLIGATION.   Subject to the limitations contained in Section
      7.7 of this Agreement, MEI/VSD will indemnify Truevision for Claims against the MEI/VSD Technology that are brought that are not dependent on Truevision's


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

      combination of such MEI/VSD Technology with Truevision Product or Process Technology into the Product or Derivative Products. MEI/VSD shall have the right to pass onto Truevision forward going costs of indemnification that are attributable to Truevision's future manufacture, use and/or sale of Products and Derivative Products that incorporate components to be provided by MEI/VSD, through the future cost of such components provided to Truevision by MEI/VSD pursuant to this Agreement and the agreement to be negotiated between the parties referred to in Section 5.5. MEI/VSD agrees to give Truevision a minimum of Six (6) months prior written notice of its intention to pass on such costs.

7.3 TRUEVISION'S OBLIGATION. Truevision will indemnify MEI/VSD for Claims against: (i) the Truevision Process Technology; (ii) the Truevision Product Technology; and (iii) the MEI/VSD Technology that would not have been brought but for Truevision's combination of such MEI/VSD Technology with Truevision Product or Process Technology into the Product or Derivative Products.

7.4 CONSULTATION. If the parties cannot agree on their respective responsibilities regarding the Claim under Section 7.2 or Section 7.3, the parties agree to meet and discuss in good faith the allocation of their responsibilities pursuant to this Section 7 and to carry out such responsibilities accordingly.

7.5   INJUNCTION.    If the use or sale of the Product or components thereof
      supplied by the Indemnifying Party to the Indemnified Party is enjoined, or the Indemnified Party reasonably believes is likely to be enjoined, at the Indemnified Party's request and option, and without prejudice to the Indemnified Party's rights and remedies, the Indemnifying Party at its expense will:

      (a) procure from the person or persons claiming or likely to claim infringement, a license for the Indemnified Party to continue to exercise all rights implicit in the purchase of the Products or components thereof from the Indemnifying Party, or

      (b) modify the allegedly infringing item to avoid the infringement, without materially impairing performance or compliance with the Product Specification or the specification of the components thereof, or

      (c) if the parties agree that neither option a) or b) are practicable, accept return of such infringing Products, or components thereof, and refund the purchase price, transportation costs and any other costs reasonably associated with such return.


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
                                           CONFIDENTIAL TREATMENT REQUESTED

7.6   LIMITATION.    The Indemnifying Party's indemnity obligations hereunder
      will be limited to the total amount paid by MEI/VSD to Truevision hereunder. The foregoing states the entire liability of the Indemnifying Party for infringement of any third party rights.

7.7 LIMITATION ON MEI/VSD'S OBLIGATION TO INDEMNIFY. If Truevision develops and offers Derivative Products for sale to third parties and receives revenues of greater than XXXXXXXXXXXX per unit for such Derivative Products, MEI/VSD's obligation to provide future indemnification to Truevision for such Derivative Products under Section 7.2 of this Agreement shall be limited to the ratio of XXXXXXXXXXXX to the actual revenue Truevision receives for each unit of such Derivative Products.
      The limitation with respect to the indemnification obligations of MEI/VSD contained in this Section 7.7 shall only apply to the indemnification obligations of MEI/VSD under Section 7.2 regarding costs which are (i) directly related to, and calculated with respect to, the per unit revenues of Derivative Products sold by Truevision that are to be paid to the party making the Claims, and (ii) related to sales of Derivative Products by Truevision after the date that Truevision receives notice that MEI/VSD has entered into an agreement to settle a Claim, or has had a final judgment with respect to which MEI/VSD does not intend to or does not have the right to appeal, that requires payments to such a party making a Claim.








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

8.    CONFIDENTIALITY.

      A separate non-disclosure agreement has been executed by the parties to cover confidential information of either party disclosed in furtherance of the development of the Product. That agreement is incorporated as Exhibit F hereto and made a material part of this Agreement provided that the term of such agreement shall be modified so as to continue until three years after the expiration or termination of this Agreement.


9.    TERM

      This Agreement will commence on the Effective Date and will continue until the final payment by MEI/VSD to Truevision hereunder is completed unless terminated as provided in Section 10.


10.   TERMINATION

10.1 TERMINATION FOR CONVENIENCE Either party may terminate this Agreement for its convenience at any time prior to MEI/VSD'S final acceptance of the Deliverables, for any reason or for no reason by giving the other party prior written notice of termination. Termination will become effective upon receipt of such notice.

10.2 TERMINATION FOR CAUSE BY EITHER PARTY Either party will have the right to terminate this Agreement immediately upon written notice at any time if:

      (a) the other party is in material breach of any warranty, term, condition or covenant of this Agreement other than those contained in Section 8 and fails to cure that breach within Thirty (30) days after receiving written notice of that breach and of the first party's intention to terminate;

      (b) the other party is in material breach of any warranty, term, condition or covenant of Section 8; or

      (c) the other party: (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (iv) makes an assignment for the benefit of creditors; provided such condition has not been remedied within thirty (30) days after receiving written notice of the first party's intention to terminate.




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








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

10.3  EFFECT OF TERMINATION

      (a) TERMINATION FOR CONVENIENCE BY MEI/VSD If MEI/VSD terminates this Agreement pursuant to Section 10.1, Truevision will, as soon as reasonably practicable after receipt of such notice, cease all work under this Agreement and prepare a list of expenses both already incurred and to be incurred in the future that is not avoidable. Truevision shall be entitled to payment by MEI/VSD of the amount of the expenses so listed.

      (b) TERMINATION FOR CONVENIENCE BY TRUEVISION If Truevision terminates this Agreement pursuant to Section 10.1, Truevision shall promptly refund to MEI/VSD all payments made by MEI/VSD to Truevision under this Agreement and the Letter of Intent signed by the parties dated December 28, 1995.

      (c) TERMINATION FOR CAUSE BY MEI/VSD If MEI/VSD terminates this Agreement pursuant to Section 10.2, MEI/VSD will have no liability for any milestone or other payments beyond the last payment due for completion of the last milestone accepted by MEI/VSD prior to the notice given by MEI/VSD pursuant to Section 10.2.

      (d) TERMINATION FOR CAUSE BY TRUEVISION If Truevision terminates this Agreement pursuant to Section 10.2, Truevision will prepare a list of expenses both already incurred and to be incurred in the future that is not avoidable. Truevision shall be entitled to payment by MEI/VSD of the amount of the expenses so listed.

      (e) FURTHER EFFECTS OF TERMINATION IN ALL CASES Upon termination of this Agreement for any reason and by either party, each party will be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that any termination of this Agreement will not relieve Truevision or MEI/VSD of their respective obligations under Sections. 2.5, 2.7, 5, 6, 7, 8, 10.3, 11 hereof, nor will any such termination relieve Truevision or MEI/VSD from any liability arising from any breach of this Agreement. Neither party will be liable to the other for damages of any sort solely as a result of terminating this Agreement in accordance with its terms. Termination of this Agreement will be without prejudice to any other right or remedy of either party.


11.   GENERAL




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

11.1 RIGHT TO INDEPENDENT DEVELOPMENT. Nothing in this Agreement will impair either party's right to acquire, license, develop, manufacture or distribute for itself, or have others develop, manufacture or distribute for it, technology performing the same or similar functions to the Products or Derivative Products, or to market and distribute such similar technology in addition to, or in lieu of the Product or Derivative Products.

11.2  PROPRIETARY RIGHTS NOTICE.    If any of the technology in the printed
      circuit boards or circuit substrates of the Product, as appropriate, is copyrightable, Truevision will cause such printed circuit boards or circuit substrates to bear a copyright notice as follows "-C- 19XX Truevision, Inc."

11.3 PERIODIC MEETINGS. The parties agree to meet periodically at mutually agreed times and places to review technology and market developments.

11.4 FORCE MAJEURE Neither party will be liable for any failure or delay in its performance under this Agreement due to causes, including, but not limited to, acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, labor shortages or disputes, and governmental actions, which are beyond its reasonable control; provided that the delayed party: (i) gives the other party written notice of such cause promptly, and in any event within fifteen (15) days of discovery thereof; and (ii) uses its reasonable efforts to correct such failure or delay in its performance. The delayed party's time for performance or cure under this Section 11.4 Shall be extended for a period equal to the duration of the cause.

11.5 RELATIONSHIP OF PARTIES Truevision is an independent contractor. Neither Truevision nor Truevision's employees, consultants, contractors or agents are agents, employees or joint venturers of MEI/VSD, nor do they have any authority to bind MEI/VSD by contract or otherwise to any obligation. They will not represent to the contrary, either expressly, implicitly, by appearance or otherwise. Truevision will determine, in Truevision's sole discretion, the manner and means by which the services are accomplished, subject to the express condition that Truevision will at all times comply with applicable law and the provisions of this Agreement.

11.6  USE OF NAME    Neither party may, without the prior written consent of the other party, use the name of the other party in promotional, advertising and other materials.

11.7 PERSONNEL Each party's employees, consultants, contractors and agents will observe the working hours, working rules and holiday schedule of the other party while working on the other party's premises.



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

11.8  EMPLOYMENT TAXES AND BENEFITS   As between Truevision and MEI/VSD, it will
      be Truevision's obligation to report as income all compensation received by Truevision pursuant to this Agreement and pay all taxes due on such compensation. Truevision will indemnify MEI/VSD against and hold it harmless from any obligation imposed on MEI/VSD to pay any withholding taxes, social security, unemployment insurance, workers' compensation insurance, disability insurance or similar items, including interest and penalties thereon, in connection with any payments made to Truevision by MEI/VSD pursuant to this agreement.






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

11.9 OTHER TAX IMPLICATIONS The purpose of development of the Deliverables under this Agreement is to demonstrate that the Product developed hereunder will conform to the Specifications. The Deliverables have no intrinsic value as an item. As such, no value added, sales, or use taxes have been assessed or are anticipated to be required as a result of the Services performed under this Agreement. To the extent any such taxes are ultimately assessed to Truevision as a retailer, MEI/VSD shall have responsibility to discharge the claim with the assistance of Truevision.

11.10 INSURANCE Truevision will maintain insurance to protect itself from claims: (i) by Truevision's employees, agents and subcontractors under workers' compensation and disability acts (ii) for damages because of bodily injury, sickness, disease or death of its employees or of any other person that arise out of any negligent act or omission of Truevision or Truevision's employees, agents or subcontractors; and
      (iii) for damages because of injury to or destruction of tangible or intangible property including loss of use resulting therefrom that arise out of any negligent act or omission or willful misconduct of Truevision or Truevision's employees, agents or subcontractors. Truevision will insure all MEI/VSD property in its possession or control, including but not limited to any loan equipment, against all loss and damage and will reimburse MEI/VSD for any such loss or damage.

11.11 ASSIGNMENT   The rights and liabilities of the parties under this
      Agreement will bind and inure to the benefit of the parties' respective successors, executors and administrators, as the case may be; provided that, as MEI/VSD has specifically contracted for Truevision's services, Truevision may not assign or delegate its obligations under this Agreement either in whole or in part, without the prior written consent of MEI/VSD. Notwithstanding the foregoing, either party may assign this Agreement to its parent, subsidiary, or affiliates effective upon written notice of such assignment to the other party. Any attempted assignment in violation of the provisions of this Section 11.11 will be void.

11.12 EQUITABLE RELIEF Because the Services are personal and unique, and because each party will have access to and become acquainted with confidential and proprietary information of the other party, the unauthorized use or disclosure of which would cause irreparable harm and significant injury which would be difficult to ascertain and which would not be compensable by damages alone, Both parties agree that either party will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the party may have for the other party's breach of this Agreement.



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

11.13 APPLICABLE LAW This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A., except that body of California law concerning conflicts of law. Any litigation or other dispute resolution between the parties relating to this Agreement shall take place in California.

11.14 SEVERABILITY   If for any reason a court of competent jurisdiction
      finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

11.15 NOTICES All notices required or permitted under this Agreement shall be in writing, reference this Agreement and be deemed given when:
      (i) delivered personally; (ii) when sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one
      (1) day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to the addresses set forth below. Either party may change its address by giving notice pursuant to this Section 11.15.

      Truevision:                    MEI/VSD:
      Truevision , Inc.              Matsushita Electric Industrial Co. Ltd.
      2500 Walsh Avenue              Video Systems Division
      Santa Clara, California 95015  2-15 Matsuba-cho, Kadoma
                                     Osaka 571 Japan

      Attn: Laurin Herr              Attn:  M. Higuchi
      Copy To General Counsel
      At The Same Address

11.16 NO WAIVER   Failure by either party to enforce any provision of this
      Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

11.17 NO RIGHTS IN THIRD PARTIES This Agreement is made for the benefit of Truevision and MEI/VSD and their respective subsidiaries and affiliates, if any, and not for the benefit of any third parties. This Agreement will be binding only on the parties to the Agreement and will not be binding on any parent, subsidiary, affiliate or internal division of either party.


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

11.18 COUNTERPARTS   This Agreement may be executed in one or more
      counterparts, each of which shall be deemed an original, but collectively shall constitute but one and the same instrument.

11.19 HEADINGS AND REFERENCES The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.20 CONSTRUCTION   This Agreement has been negotiated by the parties and
      their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

11.21 TRADEMARK USAGE   Neither party shall make use of any trademark or
      trade name of the other in connection with it's advertising, promotional material or packaging for the Product or any product incorporating the Product, without the express written permission of the other party.


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

11.22 EXPORT CONTROL.   Each party understands and acknowledges that it is
      subject to regulation by agencies of the U.S. Government, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of either party to provide the Products, documentation, components, technology, or any media in which any of the foregoing is contained, as well as any other technical assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. Each party agrees to cooperate with the other party, including, without limitation, providing required documentation, in order to obtain export licenses or exemptions therefrom. Each party warrants that it will comply with the Export Administration Regulations and other United States laws and regulations governing exports in effect from time to time. Without in any way limiting the provision of this Agreement, each party agrees that unless prior written authorization is obtained from the Bureau of Export Administration or the Export Administration Regulations explicitly permit the re-export without such written authorization, it will not export, re-export, or transship, directly or indirectly, the Products or any technical data disclosed or provided to that party, or the direct product of such technical data, to any country as to which the U.S. Government prohibits the transfer of such items or to which the U.S. Government has placed an embargo against the shipments of products, which is in effect during the term of this Agreement. The parties also agree to comply with similar export control regulations of other governments, including, without limitation, the government of Japan, and agree to cooperate with each other to allow each party to exercise its rights under this Agreement to the maximum extent possible while in compliance with all applicable laws, rules and regulations.




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

11.23 COMPLETE AGREEMENT   This Agreement, including all Exhibits,
      constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this Agreement shall be binding unless in writing and signed by a duly authorized representative of both parties. To the extent any terms and conditions of this Agreement conflict with the terms and conditions of any invoice, purchase order or purchase order acknowledgment placed hereunder, the terms and conditions of this Agreement shall govern and control.


      IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized representatives.

      MEI/VSD:                                     Truevision:


BY:   /s/ Katsuhiko Yamamoto                    BY: /s/ Louis Doctor
      --------------------------------------       -----------------------------

      Katsuhiko Yamamoto                           Louis J. Doctor
      Director, Video Systems Division             President and Chief Executive
      Matsushita Electric Industrial Co. Ltd.       Officer
                                                   Truevision, Inc.






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

                                    EXHIBIT A

                                  SPECIFICATION

    The applicable specifications for EVT Units, DVT Units, and PVT Units are qualified by the definitions set forth in Exhibit D of the Agreement. The specification will be incorporated herein as Exhibit A.








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
                                           CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT B

                 LIST OF EQUIPMENT MEI/VSD TO LOAN TO TRUEVISION


Initial loan by XXXXXXX, shipped to Truevision/Indianapolis

XX sets (XX boards) DVCPRO Codec Evaluation Boards

X pcs     DVCPRO Studio VTR with 259M option
X pcs          DVCPRO Camera
X case         DVCPRO Cassettes

Second stage loan by XXXXXXXXX (in addition to first stage loan)

X pcs     DVCPRO VTR with built-in 1394
X pcs          1394 interface upgrade for Studio VTR
X pcs     DVCPRO Camera  (should be ENG or EFP camera)
X cases        DVCPRO Cassettes





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TRUEVISION TRUEVISION MEI/VSD D&D AGREEMENT     MEI/VSD

                                           CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT C

                       DEVELOPMENT AND PAYMENT SCHEDULE

Total Payment of XXXXXXXXXX from MEI/VSD to Truevision, as follows:

MILESTONE                                   COMPLETION DATE         PAYMENT
- ---------                                   ---------------         -------

XXXXXXXXXXXXXXXXXXXXX                        XXXXXXXXXX               XXXXX

XXXXXXXXXXXXXXXXXXXXX                        XXXXXXXXXX               XXXXX

XXXXXXXXXXXXXXXXXXXXX                        XXXXXXXXXX               XXXXX

XXXXXXXXXXXXXXXXXXXXX                        XXXXXXXXXX               XXXXX

XXXXXXXXXXXXXXXXXXXXX                        XXXXXXXXXX               XXXXX

XXXXXXXXXXXXXXXXXXXXX                        XXXXXXXXXX               XXXXX

XXXXXXXXXXXXXXXXXXXXX                        XXXXXXXXXX               XXXXX





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
                                           CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT D

                                  DELIVERABLES


                          I.     HARDWARE DELIVERABLES

1. Provided Truevision receives the following items from MEI/VSD on or before the dates indicated:

XXXXX     XXXXXXXXXXXXXXXX         Qty  XX

XXXXX     XXXXXXXXXXXXXXXX                   Qty       XX

Then:

     EVT UNIT DELIVERABLES - consisting of XXXXXXX of the EVT Units and associated Documentation, on or before XXXXXXX, XXXXXXXXXXXXXXX

2. Provided Truevision receives the following items from MEI/VSD on or before the dates indicated:

XXXXXX         XXXXXXXXXXXXXXXX         Qty  XX

XXXXXX              XXXXXXXXXXXXXXXX         Qty  XX

Then:

     DVT UNIT DELIVERABLES - consisting of XXXXXX DVT Units and associated Documentation, on or before XXXXXXXXXXX, XXXXXXXXXXXXXXXX.

3. PVT UNIT DELIVERABLES - consisting of XXXXXXX PVT Units and associated Documentation, on or before XXXXXXXXXX, XXXXXXXXXXXXXXX.


                          I.     SOFTWARE DELIVERABLES

1.   EVT UNIT SOFTWARE DELIVERABLE - consisting of XXXXXXXXX on or before
     XXXXXXXXX.

2. DVT UNIT SOFTWARE DELIVERABLE - consisting of XXXXXXXXX on or before XXXXXXXXXXXX.




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
                                           CONFIDENTIAL TREATMENT REQUESTED


3. PVT UNIT SOFTWARE DELIVERABLE - consisting of XXXXXXXXXXXX on or before XXXXXXXXXXXXX.

Acceptance period for all deliverables will be within Fifteen (15) days of receipt of the deliverable.






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

                                    EXHIBIT E

                           DEVELOPER'S KIT DESCRIPTION

A software toolkit for use by application developers that provides the software tools necessary to build high performance products that take maximum advantage of the Product's DVR architecture. Truevision will develop a functional group for the Product to be incorporated within the toolkit with functionality being substantially similar to the attached data sheet for Truevision's DVR Developer Toolkit (PC Version) which is hereby incorporated by reference.






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

                                    EXHIBIT F

                            NON-DISCLOSURE AGREEMENT

THE MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT ENTERED INTO BY AND BETWEEN THE PARTIES ON MAY 12, 1995 IS HEREBY INCORPORATED BY REFERENCE AS A PART OF THIS EXHIBIT F AND THIS AGREEMENT.





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
                                           CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT G

                      LIST OF MEI/VSD TECHNOLOGY REQUIRED

XXXXXXXXXXXXX

XXXXXXXXXXXX

XXXXXXXXXXXX

XXXXXXXXXXXX

XXXXXXXXXXXX

XXXXXXXXXXXX

XXXXXXXXXXXX

XXXXXXXXXXXX


KNOW-HOW

XXXXXXXXXXXXX





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
                                           CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT H

              MEI/VSD SOFTWARE TO BE INCORPORATED IN THE PRODUCT

XXXXXXXXXXXXXXXXXXXXX








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